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                                  EXHIBIT 99.1
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FOR IMMEDIATE RELEASE

CONTACT:
Don DeNovellis                          or       Kathryn Quinn
Chief Financial Officer                          Account Specialist
Ekco Group, Inc.                                 Sharon Merrill Associates, Inc.
(603) 888-1212                                   (617) 542-5300



                 EKCO GROUP, INC. AMENDS SHAREHOLDER RIGHTS PLAN

     Nashua, N.H. March 26, 1997 - Ekco Group, Inc. (NYSE: EKO) today announced that its Board of Directors amended the Company's Preferred Share Purchase Plan (the "Plan") which originally was adopted by the Company on March 27, 1987.

     The amendment extends the term of the plan from April 9, 1997, to March 21, 2007, and adjusts the exercise price of the Rights issuable under the plan from $20 to $30.

     Ekco Group, Inc. is a leading manufacturer and marketer of branded housewares products that are broadly marketed primarily through major mass merchant, supermarket, home/office and hardware stores. The Company's products include household items such as bakeware, kitchenware, brooms, brushes and mops, as well as nonpoisonous and low-toxic household pest control products.



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